UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2015 (August 10, 2015)

Dean Foods Company
(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue, Suite 3400
Dallas, Texas 75204
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (214) 303-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On August 10, 2015, Dean Foods Company (the “Company”) stated in its conference call discussing second quarter 2015 earnings that the Company’s branded versus private-label white milk mix for the second quarter of 2015 averaged 34.3%, which compares to a 34.8% branded versus private-label white milk mix in the first quarter of 2015. The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed later in the day on August 10, 2015, inadvertently stated that in terms of our branded versus private-label mix, our first half of 2015 branded white milk volumes were approximately 31%. The statements made in the earnings materials and related call are correct, and the Company’s branded white milk volume, as a percentage of total white milk volume, during the first half of 2015 was slightly below 35%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEAN FOODS COMPANY

Dated: August 14, 2015	By:	/s/ SCOTT K. VOPNI
Scott K. Vopni
Senior Vice President Investor Relations and Chief Accounting Officer